Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

Dated: July 23, 2008

among

SENSATA TECHNOLOGIES B.V.

and

THE GUARANTORS NAMED HEREIN

and

MORGAN STANLEY & CO. INCORPORATED

BANC OF AMERICA SECURITIES LLC

GOLDMAN, SACHS & CO.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into July 23, 2008, among Sensata Technologies B.V., a private company with limited liability incorporated under the laws of The Netherlands (the “Company”), the companies named on the signature pages hereto (collectively, the “Guarantors”) and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co. (the “Placement Agents”).

This Agreement is made pursuant to the Placement Agreement dated July 23, 2008, among the Company, the Guarantors and the Placement Agents (the “Placement Agreement”), which provides for the sale by the Company to the Placement Agents of an aggregate of €141,000,000 principal amount of the Company’s 11.25% Senior Subordinated Notes due 2014 (the “Notes”), which will be jointly and severally guaranteed on an unsecured senior basis by the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”). In order to induce the Placement Agents to enter into the Placement Agreement, the Company and the Guarantors have agreed to provide to the Placement Agents and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Placement Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.	Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Additional Interest” shall have the meaning set forth in Section 2(c) hereof.

“Closing Date” shall mean the Closing Date as defined in the Placement Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement of the Company and the Guarantors, pursuant to the provisions of Section 2(a) of this Agreement, which covers all or a portion of the Registrable Securities, on Form F-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean notes issued by the Company and guarantees of the Guarantors under the Indenture containing terms identical to the Securities, as applicable (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from July 23, 2008, (ii) the Exchange Securities will not contain restrictions on transfer and (iii) the Exchange Securities are not entitled to Additional Interest), and to be offered to Holders of such Registrable Securities pursuant to the Exchange Offer.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor successor.

“Holder” shall mean the Placement Agents, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).

“Indenture” shall mean the indenture relating to the Securities dated as of July 23, 2008 among the Company, the Guarantors and The Bank of New York, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Placement Agents or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Placement Agents” shall have the meaning set forth in the preamble.

“Prospectus” shall mean the prospectus included in an Exchange Offer Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Registration Default” shall have the meaning set forth in Section 2(c) hereof.

“Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) when an Exchange Offer Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been exchanged for Exchange Securities, (ii) when such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such Securities shall otherwise have ceased to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in printing and distributing any Exchange Offer Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “cold comfort” letters required by this Agreement or incident to the performance of this Agreement, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders.

“SEC” shall mean the Securities and Exchange Commission.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2.	Registration Under the 1933 Act.

(a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC (the “Staff”), the Company and the Guarantors shall use their reasonable best efforts to cause to be filed an Exchange Offer Registration Statement within 240 days after the date of the original issue of the Securities (the “Issue Date”), covering the offer by the Company and the Guarantors to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer. The Company and the Guarantors shall use their reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the 1933 Act within 360 days after the Issue Date. The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and shall use their reasonable best efforts to complete the Exchange Offer not less than 40 days after such effective date. The Company and the Guarantors shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder, through the common depositary for the Securities or otherwise, stating in such Prospectus or accompanying documents in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 30 days from the date such notice is mailed) (the “Exchange Dates”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;

(iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

(v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged.

As soon as reasonably practicable after the last Exchange Date, the Company shall:

(i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Company and the Guarantors shall use their best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff. Upon the Placement Agents’ request, the Company and the Guarantors shall inform the Placement Agents of the names and addresses of the Holders to whom the Exchange Offer is made, and the Placement Agents shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

If the Company and the Guarantors effect the Exchange Offer, the Company and the Guarantors (i) will be entitled to close the Exchange Offer 30 days after such commencement (provided that the Company and the Guarantors have accepted all the Securities theretofore validly tendered in accordance with the terms of the Exchange Offer) and (ii) will be required to consummate the Exchange Offer not later than 40 days after the date on which the Exchange Offer Registration Statement is declared effective.

Each Holder participating in the Exchange Offer shall be required to represent to the Company and the Guarantors that at the time of the consummation of the Exchange Offer that (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of its business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, (iii) such Holder is not an “affiliate,” as defined in Rule 405 under the 1933 Act, of the Company or the Guarantors or, if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

(b) The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a).

(c) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

The Company and the Guarantors will pay additional cash interest (“Additional Interest”) on the Securities:

(1) if the Company and the Guarantors fail to file an Exchange Offer Registration Statement with the SEC on or prior to the 240th day after the date hereof,

(2) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 360th day after the date hereof,

(3) if the Exchange Offer is not closed with respect to any of the Securities that are then tendered on or before the 40th day after the Exchange Offer Registration Statement is declared effective, or

(4) if after the Exchange Offer Registration Statement is declared effective, such Exchange Offer Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (4), a “Registration Default”);

from, and including, the date on which any such Registration Default shall occur to, but excluding, the date on which all Registration Defaults have been cured.

The rate of the Additional Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest rate of 1.00% per annum. The Company and the Guarantors will pay such Additional Interest on regular interest payment dates. Such Additional Interest will be in addition to any other interest payable from time to time with respect to the Securities.

(d) Without limiting the remedies available to the Placement Agents and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Placement Agents or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Placement Agents or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) hereof.

(e) For the avoidance of doubt, no Placement Agent or other Persons that are ineligible under applicable law to participate in the Exchange Offer will have any right to cause the Company or the Guarantors to file a shelf registration, initiate a subsequent exchange offer, or take any additional action to register the Securities under the 1933 Act or enable such Securities to be sold or transferred, other than consummating the Exchange Offer in the manner set forth in this Agreement. Subject to compliance with the timing deadlines set forth in this Section 2, the Company and the Guarantors shall have complete discretion as to the timing of the Exchange Offer.

3.	Registration Procedures.

In connection with the obligations of the Company and the Guarantors with respect to the Exchange Offer Registration Statement pursuant to Section 2(a) hereof, the Company and the Guarantors shall:

(a) prepare and file with the SEC an Exchange Offer Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and the Guarantors and (y) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Exchange Offer Registration Statement as may be necessary to keep such Exchange Offer Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(c) furnish to each Holder of Registrable Securities, to counsel for the Placement Agents and to counsel for the Holders, without charge, as many copies of each Prospectus as reasonably requested, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request other than exhibits to documents incorporated by reference or exhibits thereto or documents available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d) use their best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by an Exchange Offer Registration Statement shall reasonably request in writing a reasonable time prior to the time the applicable Exchange Offer Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with FINRA and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that each of the Company and the

Guarantors shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(e) notify counsel for the Placement Agents promptly and, if requested by such counsel, confirm such advice in writing (i) when an Exchange Offer Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to an Exchange Offer Registration Statement and Prospectus or for additional information after the Exchange Offer Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of an Exchange Offer Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of an Exchange Offer Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period an Exchange Offer Registration Statement is effective which makes any statement made in such Exchange Offer Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Exchange Offer Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company and the Guarantors that a post-effective amendment to an Exchange Offer Registration Statement would be appropriate;

(f) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of an Exchange Offer Registration Statement and provide prompt notice to each Holder of the withdrawal of any such order;

(g) if requested, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Exchange Offer Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities;

(i) upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to an Exchange Offer Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Guarantors agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

(j) within a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into an Exchange Offer Registration Statement or a Prospectus (other than filings required to be made pursuant to the 1934 Act), after initial filing of an Exchange Offer Registration Statement, provide copies of such document to the Placement Agents and their counsel and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Placement Agents or their counsel available for discussion of such document, and shall not at any time file or make any amendment to the Exchange Offer Registration Statement, any Prospectus or any amendment of or supplement to an Exchange Offer Registration Statement or a Prospectus or any document which is to be incorporated by reference into an Exchange Offer Registration Statement or a Prospectus, of which the Placement Agents and their counsel shall not have previously been advised and furnished a copy or to which the Placement Agents or their counsel shall reasonably object, except for any amendment or supplement or document (a copy of which has previously been furnished to the Placement Agents and their counsel) which counsel to the Company shall advise the Company in writing is required in order to comply with applicable law;

(k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of an Exchange Offer Registration Statement;

(l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner; and

(m) use their reasonable best efforts to cause the Exchange Securities or Registrable Securities, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act).

If the Company and the Guarantors shall give any such notice to suspend the disposition of Registrable Securities pursuant to an Exchange Offer Registration Statement, the Company and the Guarantors shall extend the period during which the Exchange Offer Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions may not exceed 45 days for each suspension and there may not be more than two suspensions in effect during any 365-day period.

4.	Participation of Broker-Dealers in Exchange Offer.

(a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b) In light of the above, notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to update and/or supplement the Prospectus contained in the Exchange Offer Registration Statement so that the Prospectus continues to meet the requirements of the 1933 Act; provided that the Company receive written notice from one or more Participating Broker-Dealers of its or their participation in the Exchange Offer. The Company and the Guarantors shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, (A) after the Participating Broker-Dealers shall have disposed of the Registrable Securities or (B) for a period exceeding 180 days after the last Exchange Date and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such date or such period in connection with the resales contemplated by this Section 4. In no event shall any of the Placement Agents be considered a Participating Broker-Dealer under this Agreement.

(c) No Placement Agent shall have liability to the Company, the Guarantors or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

5.	Indemnification and Contribution.

(a) The Company and the Guarantors agree to indemnify and hold harmless the Placement Agents, each Holder and each Person, if any, who controls any Placement Agent or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Placement Agent or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agents, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company and the Guarantors shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agents or any Holder furnished to the Company and the Guarantors in writing through Morgan Stanley & Co. Incorporated or any selling Holder expressly for use therein.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Placement Agents and the other selling Holders, and each of their respective directors, officers who sign the Exchange Offer Registration Statement and each Person, if any, who controls the Company, the Guarantors, any Placement Agent and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and the Guarantors to the Placement Agents and the Holders, but only with reference to information relating to such Holder furnished to the Company and the Guarantors in writing by such Holder expressly for use in any Exchange Offer Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. The Company and the Guarantors may take the primary responsibility for supervising any such defense (with counsel reasonably satisfactory to the indemnified party), provided, however, that the indemnified party shall be promptly informed of all material developments with respect to such proceeding by the indemnifying party, the indemnified party shall have the right to ask reasonable questions of such counsel and the indemnifying party and, with respect to any matters that relate directly to such indemnified party in such proceedings, shall be consulted by the indemnifying party. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Placement Agents and all Persons, if any, who control any Placement Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the Guarantors, their respective directors, their respective officers who sign the Exchange Offer Registration Statement and each Person, if any, who controls the Company or the Guarantors within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Placement Agents and Persons who control the Placement Agents, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company and the Guarantors. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Guarantors and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to an Exchange Offer Registration Statement.

(e) The Company, the Guarantors and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agents, any Holder or any Person controlling any Placement Agent or any Holder, or by or on behalf of the Company, the Guarantors, their respective officers or directors or any Person controlling the Company or the Guarantors and (iii) acceptance of any of the Exchange Securities.

6.	Miscellaneous.

(a) No Inconsistent Agreements. The Company and the Guarantors have not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or the Guarantors’ other issued and outstanding securities under any such agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company or the Guarantors by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Placement Agents, the address set forth in the Placement Agreement; and (ii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Placement Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Placement Agents (in their capacity as Placement Agents) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Purchases and Sales of Securities. The Company and the Guarantors shall not, and shall use their respective best efforts to cause their affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities; provided, however, the preceding sentence shall not apply to purchases by affiliates of the Company in the initial distribution of the Securities.

(f) Third Party Beneficiary. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Placement Agents, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by the laws of the State of New York.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SENSATA TECHNOLOGIES B.V.

By:	/s/ Amaco Management Services B.V.
Name: Amaco Management Services B.V.
Title: Managing Director

SENSATA TECHNOLOGIES, INC.

By:	/s/ Thomas Wroe
Name: Thomas Wroe
Title: Chief Executive Officer

SENSATA TECHNOLOGIES HOLDING COMPANY U.S., B.V.

By:	/s/ Sensata Technologies B.V.
Name:	Sensata Technologies B.V.
By: /s/ Amaco Management Services B.V.
Name: Amaco Management Services B.V.
Title: Managing Director

SENSATA TECHNOLOGIES HOLLAND, B.V.

By:	/s/ Sensata Technologies B.V.
Name:	Sensata Technologies B.V.
By: /s/ Amaco Management Services B.V.
Name: Amaco Management Services B.V.
Title: Managing Director

SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V.

By:	/s/ Sensata Technologies B.V.
Name:	Sensata Technologies B.V.
By: /s/ Amaco Management Services B.V.
Name: Amaco Management Services B.V.
Title: Managing Director

SENSATA TECHNOLOGIES DE MÉXICO, S. DE R.L. DE C.V.

By:	/s/ Santiago Sepulveda
Name: Santiago Sepulveda
Title: Attorney-in-fact

SENSATA TECHNOLOGIES SENSORES E CONTROLES DO BRASIL LTDA

By:	/s/ Jose Nelson Salveti
Name: Jose Nelson Salveti
Title: General Manager

SENSATA TECHNOLOGIES JAPAN LIMITED

By:	/s/ Takeshi Tanaka
Name: Takeshi Tanaka
Title: Representative Director

SENSATA TECHNOLOGIES (KOREA) LIMITED

By:	/s/ Thomas Wroe
Name: Thomas Wroe
Title: Director

SENSATA TECHNOLOGIES HOLDINGS (KOREA) LIMITED

By:	/s/ Thomas Wroe
Name: Thomas Wroe
Title: Director

SENSATA TECHNOLOGIES MALAYSIA SDN BHD

By:	/s/ Kimberly Anne Boudreav Kinsley
Name: Kimberly Anne Boudreav Kinsley
Title: Director

Confirmed and accepted as of

the date first above written:

MORGAN STANLEY & CO. INCORPORATED

BANC OF AMERICA SECURITIES LLC

GOLDMAN, SACHS & CO.

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Todd Vannucci
Name: Todd Vannucci
Title: Managing Director

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